SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 March 16, 1997




                         WESTERFED FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




   Delaware                        0-22772                   81-3899950
--------------------------------------------------------------------------------
(State or other             (Commission File No.)           (IRS Employer
 jurisdiction of                                            Identification
 incorporation)                                                   No.)


110 East Broadway, Missoula, Montana                            59802
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (406) 721-5254
--------------------------------------------------------------------------------


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         The purpose of this amendment on Form 8-K/A to the Current Report on Form 8-K (the "8-K") of WesterFed Financial Corporation (the "Company") is to provide the pro forma financial information required by Form 8-K which, at the time of the filing of the 8-K, was impracticable for the Company to have provided.

Item 2. Acquisition or Disposition of Assets.

         On February 28, 1997, WesterFed Financial Corporation ("WesterFed"), a Delaware corporation, completed the merger of Security Bancorp, a Montana corporation ("Security"), with and into WesterFed (the "Merger"). In addition, as of such date, Security Bank, a federally chartered stock savings bank and wholly owned subsidiary of Security ("Security Bank"), merged with and into Western Federal Savings Bank ("Western Federal"), a wholly owned subsidiary of WesterFed (the "Subsidiary Merger"). The Merger was consummated pursuant to an Agreement and Plan of Merger dated as of September 24, 1996 (the "Merger Agreement"), by and between WesterFed and Security. Copies of the Merger Agreement were included as Appendix I to the Joint Proxy Statement/Prospectus included as a part of WesterFed's Registration Statement on Form S- 4 (Registration No. 333-16429), filed with the Securities and Exchange Commission on November 19, 1996, and incorporated by reference herein.

         Following the Merger and Subsidiary Merger, the assets and liabilities of Security were assumed by WesterFed and the assets and liabilities of Security Bank were assumed by Western Federal. WesterFed intends to integrate the operations of Security Bank into its existing operations and continue to maintain the business and physical assets of Security Bank, subject to the needs of WesterFed. Pursuant to the Merger Agreement, Security stockholders were given the opportunity to elect to receive either cash, WesterFed common stock or a combination of both in exchange for Security common stock, subject to the total shares of WesterFed common stock issued not exceeding 45% of the aggregate Merger consideration. As a result, stockholders who elected to receive cash or did not make an election, received $30.00 for each share of Security common stock. Stockholders who elected to receive stock, or a combination of cash and stock, exchanged approximately 46.42% of their Security common stock and received WesterFed common stock (based on a ratio of 1.78 shares of WesterFed common stock for each share of Security common stock) and the remainder in cash. Stockholders due a fractional share received cash in lieu of the fractional share, paid on the basis of $30.00 per share. The total consideration (based on the $21.50 per share closing price of WesterFed common stock on the Nasdaq National Market System on February 28, 1997) was $50.7 million. The cash portion of the consideration was financed from WesterFed's working capital.

Item 7. Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

                  The Consolidated Financial Statements, and the notes thereto, of Security, which are contained in the Joint Proxy Statement/Prospectus included as part of WesterFed's Registration Statement on Form S-4 (Registration No. 333-16429), filed with the Securities and Exchange Commission (the "SEC") on November 19, 1996 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed with the SEC on February 12, 1997 which reports are incorporated by reference herein.

         (b)      Pro Forma financial information.

                  The Pro Forma financial information for the interim period ending December 31, 1996.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information gives effect to the merger of WesterFed Financial Corporation ("WesterFed") and Security Bancorp ("Security") pursuant to a Merger Agreement (the "Merger") based on the purchase accounting adjustments, estimates and other assumptions described in the accompanying notes. The unaudited pro forma combined balance sheet and statement of operations as of and for the six months ended December 31, 1996 are based upon the unaudited quarterly consolidated balance sheets and statements of operations of WesterFed and Security. The unaudited pro forma combined statement of operations for the year ended June 30, 1996 is based upon the audited annual consolidated statements of operations of WesterFed and Security.

PRO FORMA COMBINED BALANCE SHEET
WESTERFED FINANCIAL CORPORATION AND SECURITY BANCORP
(Dollars in thousands)



                                                                                           December 31, 1996 (Unaudited)
                                                                        ------------------------------------------------------------
                                                                                                           Pro Forma       Pro Forma
                                                                         WesterFed        Security        Adjustments(D)   Combined
                                                                         ---------        --------        --------------   --------
                                     ASSETS
Cash and due from banks .........................................       $   8,300        $  15,029        $     --        $  23,329
Interest-bearing due from banks .................................          16,108                0              --           16,108
                                                                        ---------        ---------        --------        ---------
       Cash and cash equivalents ................................          24,408           15,029              --           39,437

Interest-bearing deposits .......................................             190               --              --              190
Investment securities available-for-sale ........................          47,892           23,073         (26,036)          44,929
Investment securities, at amortized cost ........................           1,852              200              --            2,052
Stock in Federal Home Loan Bank of Seattle, at cost .............           7,775            3,273              --           11,048
Mortgage-backed securities available-for-sale ...................          35,475           66,777              --          102,252
Mortgage-backed securities, at amortized cost ...................          56,129           28,250          (1,000)          83,379
Loans available-for-sale ........................................           1,156            3,000              --            4,156
Loans receivable, net ...........................................         365,309          218,070           1,200          584,579
Accrued interest receivable .....................................           3,691            2,662              --            6,353
Premises and equipment, net .....................................          14,411            9,371           4,500           28,282
Cash surrender value of life insurance policies .................           3,258            2,720              --            5,978
Goodwill ........................................................              --            4,208          (4,208)          12,024
                                                                                                            12,024
Intangible assets ...............................................              --               --           7,500            7,500
Other assets ....................................................           2,071            1,158              --            3,229
                                                                        ---------        ---------        --------        ---------
       Total assets .............................................       $ 563,617        $ 377,791        $ (6,020)       $ 935,388
                                                                        =========        =========        ========        =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits ......................................................       $ 343,842        $ 290,674        $  1,500        $ 636,016
  Borrowed funds ................................................         130,712           46,234            (300)         176,646
  Advances from borrowers for taxes and insurance ...............           2,848              447              --            3,295
  Income taxes ..................................................           2,719              950           2,200            5,869
  Accrued interest payable ......................................           1,217            1,897              --            3,114
  Accrued expenses and other liabilities ........................           2,773            4,581           1,000            9,104
                                                                                                               750
                                                                        ---------        ---------        --------        ---------
       Total liabilities ........................................         484,111          344,783           5,150          834,044
                                                                        ---------        ---------        --------        ---------
Stockholders' Equity:
  Preferred stock ...............................................              --               --              --               --
  Common stock ..................................................              46            1,508          (1,508)              58
                                                                               --              --               12
  Additional paid-in capital ....................................          45,499            9,391          (9,391)          67,325
                                                                                                            21,253
                                                                                                               873
                                                                                                              (300)
  Common stock acquired by ESOP/RRP .............................          (3,155)              --              --           (3,155)
  Treasury stock, at cost .......................................          (3,080)              --              --           (3,080)
  Net unrealized loss on securities available-for-sale ..........            (144)            (604)            604             (144)
  Retained earnings, substantially restricted ...................          40,340           22,713         (22,713)          40,340
                                                                        ---------        ---------        --------        ---------
       Total stockholders' equity ...............................          79,506           33,008         (11,170)         101,344
                                                                        ---------        ---------        --------        ---------
       Total liabilities and stockholders' equity ...............       $ 563,617        $ 377,791        $ (6,020)       $ 935,388
                                                                        =========        =========        ========        =========

        See accompanying notes to unaudited pro forma combined financial information, to which specific references above also refer.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
WESTERFED FINANCIAL CORPORATION AND SECURITY BANCORP
(Dollars in thousands except share and per share data)


                                                                                   Six Months Ended December 31, 1996 (Unaudited)
                                                                                ----------------------------------------------------
                                                                                                             Pro Forma     Pro Forma
                                                                                 WesterFed      Security    Adjustments(D)  Combined
                                                                                 ---------      --------    --------------  --------
Interest income:
   Loans receivable .......................................................      $ 15,544       $  9,123       $    (86)   $ 24,581
   Mortgage-backed securities .............................................         3,435          3,840             83       7,358
   Investment securities ..................................................         2,150            691           (879)      1,962
   Other ..................................................................            92            158             --         250
                                                                                 --------       --------       --------    --------
     Total interest income ................................................        21,221         13,812           (882)     34,151
                                                                                 --------       --------       --------    --------

Interest expense:
   NOW and money market demand ............................................           749             --             --         749
   Savings ................................................................           939             --             --         939
   Certificates of deposit ................................................         6,003          6,157           (250)     11,910
   Cost of Swaps and Caps .................................................           161             --             --         161
                                                                                 --------       --------       --------    --------
                                                                                    7,852          6,157           (250)     13,759
   Advances from FHLB - Seattle and other borrowed funds ..................         4,003          1,377             50       5,430
                                                                                 --------       --------       --------    --------
     Total interest expense ...............................................        11,855          7,534           (200)     19,189
                                                                                 --------       --------       --------    --------
     Net interest income ..................................................         9,366          6,278           (682)     14,962
Provision for loan losses .................................................            42            300             --         342
                                                                                 --------       --------       --------    --------
     Net interest income after provision for loan losses ..................         9,324          5,978           (682)     14,620
                                                                                 --------       --------       --------    --------

Non-interest income:
   Loan origination fees on loans sold ....................................           223             --             --         223
   Service fees ...........................................................         1,131          1,219            (70)      2,280
   Net gain on sale of loans and securities available-for-sale ............           314            582             --         896
   Other ..................................................................            70            747             --         817
                                                                                 --------       --------       --------    --------
     Total non-interest income ............................................         1,738          2,548            (70)      4,216
                                                                                 --------       --------       --------    --------

Non-interest expenses:
   Compensation and employee benefits .....................................         3,593          2,545             --       6,138
   Net occupancy expense of premises ......................................           478            714             90       1,282
   Equipment and furnishings expense ......................................           364             --             --         364
   Data processing expenses ...............................................           333            389             --         722
   Federal insurance premium ..............................................           366            237             --         603
   SAIF special assessment ................................................         2,297          1,331             --       3,628
   Marketing and advertising ..............................................           232             64             --         296
   Core deposit intangible amortization ...................................            --             --            500         500
   Other ..................................................................         1,519          1,477             71       3,067
                                                                                 --------       --------       --------    --------
     Total non-interest expense ...........................................         9,182          6,757            661      16,600
                                                                                 --------       --------       --------    --------
     Income (loss) before income taxes ....................................         1,880          1,769         (1,413)      2,236
Income tax benefit (expense) ..............................................          (707)          (550)           445        (812)
                                                                                 --------       --------       --------    --------

     Net income ...........................................................      $  1,173       $  1,219       $   (968)   $  1,424
                                                                                 ========       ========       ========    ========
Net income per share ......................................................      $   0.27       $   0.81                   $   0.26
                                                                                 ========       ========                   ========
Weighted average common shares outstanding for earnings
 per share ................................................................     4,278,233      1,506,870                  5,475,907
                                                                                =========      =========                  =========



             See accompanying notes to unaudited pro forma combined financial information, to which specific references above also refer.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
WESTERFED FINANCIAL CORPORATION AND SECURITY BANCORP
(Dollars in thousands, except share and per share data)


                                                                                         Year Ended June 30, 1996
                                                                     --------------------------------------------------------------
                                                                                                      Pro Forma         Pro Forma
                                                                                                      Adjustments        Combined
                                                                      WesterFed         Security     (Unaudited)(D)     (Unaudited)
                                                                      ---------         --------     --------------     -----------
Interest income:
   Loans receivable ................................................  $   28,640     $    14,115     $      (171)       $   42,584
   Mortgage-backed securities ......................................       9,167           9,220             167            18,554
   Investment securities ...........................................       4,556           1,785          (1,758)            4,583
   Other ...........................................................         181             222              --               403
                                                                      ----------     -----------     -----------        ----------
     Total interest income .........................................      42,544          25,342          (1,762)           66,124
                                                                      ----------     -----------     -----------        ----------
Interest expense:
   NOW and money market demand .....................................       1,740           1,392              --             3,132
   Savings .........................................................       1,940           1,228              --             3,168
   Certificates of deposit .........................................      12,074          10,556            (500)           22,130
   Cost of Swaps and Caps ..........................................         331              --              --               331
                                                                      ----------     -----------     -----------        ----------
                                                                          16,085          13,176            (500)           28,761
   Advances from FHLB - Seattle and other borrowed funds ...........       8,652           1,736             100            10,488
                                                                      ----------     -----------     -----------        ----------
     Total interest expense ........................................      24,737          14,912            (400)           39,249
                                                                      ----------     -----------     -----------        ----------
     Net interest income ...........................................      17,807          10,430          (1,362)           26,875
Provision for loan losses ..........................................          --             120              --               120
                                                                      ----------     -----------     -----------        ----------
     Net interest income after provision for loan losses ...........      17,807          10,310          (1,362)           26,755

Non-interest income:
   Loan origination fees on loans sold .............................         348             798              --             1,146
   Service fees ....................................................       2,120           1,077            (140)            3,057
   Net gain on sale of loans and securities available-for-sale .....         577             975              --             1,552
   Other ...........................................................         837           1,164              --             2,001
                                                                      ----------     -----------     -----------        ----------
     Total non-interest income .....................................       3,882           4,014            (140)            7,756
                                                                      ----------     -----------     -----------        ----------

Non-interest expenses:
   Compensation and employee benefits ..............................       7,523           4,832              --            12,355
   Net occupancy expense of premises ...............................       1,450             812             180             2,442
   Equipment and furnishings expense ...............................         643             533              --             1,176
   Data processing expenses ........................................         632             749              --             1,381
   Federal insurance premium .......................................         806             475              --             1,281
   Marketing and advertising .......................................         559             211              --               770
   Core deposit intangible amortization ............................          --              --           1,360             1,360
   Other ...........................................................       2,961           2,746            (340)            5,848
                                                                                                             481
                                                                      ----------     -----------     -----------        ----------
     Total non-interest expense ....................................      14,574          10,358           1,681            26,613
                                                                      ----------     -----------     -----------        ----------

     Income (loss) before income taxes .............................       7,115           3,966          (3,183)            7,898
Income tax benefit (expense) .......................................      (2,556)         (1,422)          1,027            (2,951)
                                                                      ----------     -----------     -----------        ----------
     Net income ....................................................  $    4,559     $     2,544     $    (2,156)       $    4,947
                                                                      ==========     ===========     ===========        ==========
Net income per share ...............................................  $     1.07     $      1.68                        $     0.91
                                                                      ==========     ===========                        ==========
Weighted average common shares outstanding for earnings per share ..   4,259,109       1,515,947                         5,456,783
                                                                      ==========     ===========                        ==========


               See notes to unaudited pro forma combined financial information, to which specific references above also refer.

NOTE A: BASIS OF PRESENTATION

The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of WesterFed and Security as if the Merger had become effective on December 31, 1996. The unaudited pro forma combined statements of operations for the six months ended December 31, 1996, and the year ended June 30, 1996, combines the historical consolidated statements of operations of WesterFed and Security as if the Merger had become effective on July 1, 1995. Certain amounts in the historical financial statements of Security have been reclassified in the unaudited pro forma combined financial information to conform to WesterFed's historical financial statements.

The Merger will be accounted for using the purchase method of accounting. Under this method of accounting, assets and liabilities of Security are adjusted to their estimated fair value and combined with the historical recorded book values of the assets and liabilities of WesterFed. Additionally, Security's Common Stock, additional paid-in capital, unrealized gain on securities-available-for-sale and retained earnings is eliminated. Applicable income tax effects of such adjustments are included as a component of WesterFed's net deferred taxes with a corresponding offset to goodwill. The actual revaluation of Security's net assets acquired is subject to the completion of studies and evaluations by management and will be based on the estimated fair value of the net assets acquired on February 28, 1997, which was the "Effective Date" of the Merger.

Any transactions conducted between WesterFed and Security were in the ordinary course of business and would not be material and, accordingly, have not been eliminated.

Following the Effective Date, Security merged its savings bank subsidiary with and into the savings bank subsidiary of WesterFed. WesterFed also expects to achieve certain operating cost savings as a result of the Merger, however, no pro forma adjustment has been included in the unaudited pro forma combined financial information for the anticipated operating cost savings.

NOTE B: PURCHASE PRICE
The purchase price is based on the amounts and shares paid or issued at the Effective Date. The total consideration is calculated as follows (in thousands, except share amounts):

Acquisition of 866,516 Security shares for cash .....................    $25,995
Exchange of 646,166 Security shares for 1,150,175 WesterFed shares ..     21,265
Acquisition of Security stock options for cash ......................         41
Exchange of Security stock options for WesterFed stock options ......        873
Estimated direct acquisition costs ..................................        450
                                                                         -------
     Total purchase price consideration .............................     48,624
Estimated common stock issuance costs ...............................        300
                                                                         -------
Total acquisition consideration .....................................    $48,924
                                                                         =======

Approximately 45% of the consideration paid to Security shareholders was in the form of WesterFed common stock. The assumed fair value of these shares is $18.49, which is the average market price of WesterFed common stock for the 20 trading days commencing 30 trading days prior to the Effective Date (the "Closing Price").

NOTE C: ALLOCATION OF PURCHASE PRICE

Certain matters are still pending that will have an effect on the ultimate allocation of the purchase price. Accordingly, the allocation of the purchase price has not been finalized and the portion of the purchase price allocated to fair value adjustments, identifiable intangibles and goodwill is subject to change.

Subject to the foregoing, the purchase price has been allocated as described below (in thousands):

Security's net assets at December 31, 1996                              $33,008

Increase (decrease) to the Security historical net asset values as a result of estimated fair value adjustments:

Mortgage-backed securities                                  (1,000)
Loans receivable, net                                        1,200
Premises and equipmen                                        4,500
Deposits                                                    (1,500)
Accrued expenses(1)                                         (1,000)
Borrowed funds                                                 300
Mortgage servicing rights                                      700
Core deposit intangible                                      6,800
                                                            ------
                                                            10,000
     Applicable income tax effects(2)                       (3,800)
                                                            ------
     Net fair value adjustments                                           6,200

     Eliminate Security's existing goodwill of $4,208
     net of income tax effects of $1,600                                 (2,608)
                                                                        -------

     Estimated fair value of identifiable tangible and
      intangible net assets                                              36,600
     Goodwill                                                            12,024
                                                                        -------
     Total purchase price consideration                                 $48,624
                                                                        =======

--------
(1) Includes $750,000 of estimated severance costs under existing Security employment agreements.

(2)  Estimated marginal tax rate of 38%.


NOTE D: PRO FORMA ADJUSTMENTS

For the unaudited pro forma statements of operations, the pro forma adjustments are based on the allocated purchase price of the net assets acquired based on the fair value estimates at December 31, 1996 described above.

Mortgage-backed securities will be adjusted to fair value based on current mortgage-backed securities yields and the fair value adjustment will be amortized to interest income as a yield adjustment using the level yield method over the average estimated life of the underlying mortgage-backed securities, currently estimated to be six years.

Loans receivable will be adjusted to fair value based on current loan interest rates and the fair value adjustment will be amortized to interest income as a yield adjustment using the level yield method over the average estimated life of the underlying loan receivable, currently estimated to be seven years.

Premises and equipment will be adjusted to fair value based on current market value evaluations and the fair value adjustment will be depreciated on a straight line basis over the remaining estimated economic life of the related assets, currently estimated at 25 years.

Interest bearing time deposits will be adjusted to fair value based on current time deposit interest rates and the fair value adjustment will be amortized into interest expense using the interest method over the estimated duration of the related deposit, currently estimated to be three years.

Borrowed funds will be adjusted to fair value based on current borrowing interest rates and the fair value adjustment will be amortized to interest expense using the interest method over the contractual duration of the related borrowings, currently estimated to be three years.

For  purposes  of  calculating   the  pro  forma   adjustments,   straight  line
amortization has been used as any differences between the interest method and the straight line method would not be significant.


The core deposit intangible and mortgage servicing rights will be amortized on an accelerated basis over their respective economic lives, currently estimated not to exceed ten years. Goodwill resulting from the Merger is expected to be amortized over 25 years.

The assumed interest rate on securities sold to fund the consideration paid in cash is 6.75%.

The incremental effect on pro forma combined net income of the purchase accounting adjustments for the six months ended December 31, 1996, the twelve months ended June 30, 1996 and the 12-month periods subsequent to the year ending June 30, 1996 is estimated to be an after-tax increase in expenses as follows:


                                                     Amortization
                                              --------------------------------
                                                                                         Amortization for the year ended June 30,
                                              Adjustment      in         Semi-     -------------------------------------------------
                                                 Amount      Years      Annual     Annual    1997      1998    1999    2000     2001
                                                 ------      -----      ------     ------    ----      ----    ----    ----     ----
Fair value adjustments (in thousands):
Mortgage-backed securities .................   $ (1,000)        6    $   (83)   $  (167)     (167)     (167)   (167)   (167)   (167)
Loans receivable ...........................      1,200         7         86        171       171       171     171     171     171
Premises and equipment .....................      4,500        25         90        180       180       180     180     180     180
Deposits ...................................     (1,500)        3       (250)      (500)     (500)     (500)     --      --      --
Borrowed funds .............................        300         3         50        100       100       100      --      --      --
Mortgage Servicing .........................        700         7         70        140       112        90      72      57      46
Core deposit intangible ....................      6,800         7        500      1,360     1,088       870     696     557     446
Security historical goodwill ...............     (4,208)        *       (170)      (340)     (340)     (340)   (340)   (340)   (340)
Goodwill ...................................     12,024        25        241        481       481       481     481     481     481
                                               --------    ------    -------    -------    ------    ------    ----    ----    ----
Total adjustments ..........................   $ 18,816                  534      1,425     1,125       885   1,093     939     817
                                               ========
Income Taxes ...............................                            (111)      (359)     (245)     (154)   (233)   (174)   (128)
                                                                     -------    -------    ------    ------   -----    ----    ----
Incremental effect on pro forma
  combined net income ......................                        $    423      1,066       880       731     860     765     689
                                                                     =======    =======    ======    ======    ====    ====    ====

-------------

* Represents the elimination of the historical Security goodwill and the related actual amortization.

Applicable income tax effects have been recorded using an estimated marginal tax rate of 38% and the table does not include a reduction in annual interest income of $1,758,000 from the liquidation of investment securities to fund the cash consideration paid.

NOTE E: PRO FORMA INCOME (LOSS) PER SHARE

Pro forma combined weighted average shares outstanding is based on the number of shares issued to Security shareholders at the Effective Date of 1,150,175 as described above combined with the actual weighted average shares outstanding for WesterFed for the respective periods. The common stock equivalent shares of Security stock options exchanged for WesterFed stock options allowing holders to acquire 94,696 shares of WesterFed common stock at the Effective Date is assumed to be 47,500.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            WESTERFED FINANCIAL CORPORATION





Date: May 5, 1997                                    By: /s/ Lyle R. Grimes
      -----------                                        -----------------------
                                                         Lyle R. Grimes
                                                         President and Chief
                                                         Executive Officer